UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:
January 30, 2020

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported, on February 28, 2017, Gaucho Group Holdings, Inc. (the “Company”) filed a Certificate of Designation of the Series B Convertible Preferred Stock designating 902,670 shares of preferred stock of the Company, par value $0.01 as Series B Convertible Preferred Stock (the “Series B Shares”). Among the other rights and preferences of the holders of Series B Shares, if such Series B Shares had not been previously converted into common stock, the holders were entitled to convert their Series B Shares to common stock up until the date that was two years following the termination of any offering of the Series B Shares, at which time the Company would redeem all then-outstanding Series B Shares. Also as previously reported, the termination date of the offering of the Series B Shares was December 4, 2017.

On December 3, 2019, the Board and holders of a majority of the issued and outstanding shares of Series B Shares approved the Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Series B Amendment”) which extended the period in which holders of the Series B Shares may voluntarily elect to convert such shares into shares of common stock of the Company to January 31, 2020. In addition, the Series B Amendment extended the date upon which the Company shall redeem all then-outstanding Series B Shares and all unpaid accrued and accumulated dividends to January 31, 2020. The Series B Amendment was filed with the Secretary of State of the State of Delaware on December 3, 2019.

On January 28, 2020, the Board approved an additional Amendment to the Certificate of Designation of the Series B Convertible Preferred Stock (the “Second Amendment”) and on January 30, 2020, holders of a majority of the issued and outstanding shares of Series B Shares approved the Second Amendment which extends the period in which holders of the Series B Shares may voluntarily elect to convert such shares into shares of common stock of the Company to April 15, 2020. In addition, the Series B Amendment extends the date upon which the Company shall redeem all then-outstanding Series B Shares and all unpaid accrued and accumulated dividends to April 15, 2020. The Second Amendment was filed with the Secretary of State of the State of Delaware on January 30, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See item 3.03 above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2020, stockholders holding a majority of the issued and outstanding Series B Shares approved the Second Amendment by written consent pursuant to the Company’s bylaws and the Delaware General Corporation Law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Amendment to the Company’s Certificate of Designation of the Series B Convertible Preferred Stock as approved by the Board of Directors and the Series B Preferred stockholders on January 30, 2020 and filed with the Delaware Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of January 2020.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO